As filed with the Securities and Exchange Commission December 24,
1998

                              Registration No._________


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

               ___________________________________

                             Form S-8
                      REGISTRATION STATEMENT
                              under
                    THE SECURITIES ACT OF 1933
               ___________________________________

                       TAYLOR DEVICES, INC.
      (Exact name of registrant as specified in its charter)

                             New York

                   (State or other jurisdiction
                of incorporation or organization)

                            16-0797789

               (I.R.S. Employer Identification No.)

                         90 Taylor Drive
              North Tonawanda, New York 14120-0748
                          (716) 694-0800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 _______________________________

           1998 TAYLOR DEVICES, INC. STOCK OPTION PLAN
                     (Full title of the plan)
                 _______________________________

                    SANDRA S. O'LOUGHLIN, ESQ.
                      Hiscock & Barclay, LLP
                       50 Fountain Plaza
                   Buffalo, New York 14202-2291
                     Telephone (716) 856-0911
(Name, address and telephone number, including area code, of agent for service)




                 Calculation of Registration Fee


                             Proposed     Proposed
   Title Of                  Maximum      Maximum
   Securities    Amount      Offering     Aggregate   Amount Of
   To Be         To Be       Price Per    Offering    Registra-
   Registered    Registered  Share (1)    Price (1)   tion Fee

   Common Stock   125,000      $2.00      $250,000     $73.75
   $.025 Par Value


_____________________
(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price per share is estimated to be $2.00 based on the average of the closing bid and ask prices for the Common Stock in the over-the-counter market as of December 24, 1998, as reported on the NASDAQ SmallCap Market.
                             11/13/98

                            PROSPECTUS


                       TAYLOR DEVICES, INC.

                          Common Shares
                    Par Value $.025 Per Share
                      ______________________

                    1998 Taylor Devices, Inc.
                        Stock Option Plan
                      ______________________


The Common Shares, par value $.025 per share, of Taylor Devices,
Inc. (the "Company") offered hereby are those shares to be purchased from time to time by exercise of employee stock options
("Options") granted under the 1998 Taylor Devices, Inc. Stock
Option Plan (the "Plan").

Options under the Plan are or will be granted as set forth herein to eligible employees and directors of the Company and its subsidiaries.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      _____________________

Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Taylor Devices, Inc. since the date hereof or the dates as of which information is set forth herein.
                      _____________________

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.
                      ______________________

The date of this Prospectus is December 24, 1998

Information Required in the Section 10(a) Prospectus
          No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the matters described in this Prospectus, and if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation for an offer to purchase, any securities other than the securities covered by this Prospectus, by the Company, or any other person, to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or in the information set forth herein since the date of this Prospectus.

Filings with the Securities and Exchange Commission

          The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement", which term encompasses all amendments, exhibits, annexes, and schedules thereto) under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock, par value $.025 per share, of the Company (the "Common Shares") registered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the amendments, exhibits, annexes, and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement and the exhibits thereto, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement made herein shall be deemed qualified in its entirety by such reference.

          The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith the Company files periodic reports, proxy and information statements, and other information with the Commission. The Registration Statement and the exhibits thereto filed by the Company with the Commission, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at some of the regional offices of the Commission located at Seven World Trade Center, Thirteenth Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
Documents Incorporated by Reference

          The following documents or portions thereof filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

          (a)  the Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act; and

          (b)  all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          In addition to the above items, all reports and definitive proxy statements filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the filing with the Commission of a post-effective amendment to the Registration Statement which indicates that all Stock Options and Common Shares subject to the Plan have been sold or which deregisters all such Stock Options and Common Shares then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Participants in the Plan can obtain additional information about the Plan and its administrators, and copies of the foregoing documents, without charge, upon written or oral request, to Janice M. Nicely, Shareholder Relations Manager, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120, Telephone (716) 694-0800.
PART I


General

          The Plan provides for the grant of Options to certain employees of the Company and of any subsidiary, the majority of the voting stock of which is owned, directly or indirectly, by the Company ("Subsidiary"), as well as to the Company's Directors. The employees will be selected by the Compensation Committee comprised of two or more Directors who are appointed by the Board of Directors, selected from those Directors who are not employees of the Company or any Subsidiary ("Committee"). On the date of this Prospectus, the Committee consists of Messrs. Randall L. Clark, Joseph P. Gastel and Donald B. Hofmar. Committee members are eligible to participate in the Plan on a restricted basis pursuant to a predetermined formula.

          The purpose of the Plan is to provide for the grant of stock options to employees who are largely responsible for the management, growth and protection of the Company's business, who are making, and can continue to make, substantial contributions to the success of the Company, and who thereby may be encouraged to acquire a larger ownership interest in the Company. The Board of Directors believe that by so doing, these employees will increase their proprietary interest in the Company, will be provided with greater incentive for their continued employment, and will promote the interests of the Company and all its shareholders.

          The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

Designation of Options

          At the time of granting the Option, the Committee may designate an Option as either an Incentive Stock Option ("Incentive Stock Option") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or an Option not intended to qualify under the Code ("Non-Qualified Stock Option") (collectively, "Options"), or any combination thereof.
Any combination or portion of a grant of Options that is not designated as Incentive Stock Options shall be Non-Qualified Stock Options.

          On April 18 of each year that the Plan is in effect, commencing April 18, 1999, Incentive Stock Options to purchase 5,000 Common Shares will be granted to each employee-Director, and Non-Qualified Stock Options to purchase 5,000 Common Shares will be granted to each non-employee Director. Such Options shall vest immediately and expire 10 years after date of grant. No additional Options may be granted to such individuals, absent an amendment to the Plan. If the President of the Company determines, in his sole discretion, that on such date that the Company is in possession of material non-public information concerning the Company's business, the grant shall be delayed until the third day following publication of such information or the date of the event which renders such information immaterial.

          No preemptive rights are applicable to the shares covered by the Plan.

Exercise of Options

          A person electing to exercise an Option shall give written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of Common Shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares he or she has elected to purchase. The purchase price upon the exercise of an Option shall be paid in full in cash, except that, with the approval of the Committee at or prior to exercise, an Option holder may exercise his or her Option by tendering to the Company Common Shares owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her Option, with the then fair market value of such Common Shares to be determined in the manner described below. If, however, an Option holder pays the Option exercise price of a Non-Qualified Stock Option in whole or in part in the form of unrestricted Common Shares already owned by such Option holder, the Company may require that the Option holder have owned the Common Shares for a period of time that would not cause the exercise to create a charge to the Company's earnings. Such provisions may be used by the Company to prevent a pyramid exercise.

          As conditions to exercising an Option, the holder must
(1) arrange to pay the Company any amount required to be withheld under any tax law on the account of the exercise, and (2) in the case of an Incentive Stock Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Common Shares acquired upon the exercise and agree to pay the Company any amount required to be withheld under any tax law on account of the disposition. Any payment on account of withholding taxes shall be made in a form acceptable to the Committee.

          A person may, in accordance with other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.

          An Option holder shall have no rights as a shareholder with respect to any Common Shares covered by his or her Option until the date a stock certificate is issued evidencing ownership of such Common Shares. No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities, or other property, or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except for changes in capitalization of the Company.

          Common Shares offered under the Plan shall be either authorized but unissued Common Shares or Common Shares reacquired by the Company, including Common Shares purchased in the open market. Should any outstanding Option expire or be terminated, Common Shares allocable to the unexercised portion of such Option may again be made subject to Option under the Plan

          Options shall not be exercisable in whole or in part if at any time the Board of Directors or the Committee determines in its discretion that the listing, registration, or qualification of the Common Shares subject to such Options on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition or, or in connection with, the granting of the Options, or the issuance of Common Shares unless the listing, registration, qualification, consent, or approval is effected or obtained free of any conditions not acceptable to the Board.

          If the Board of Directors or the Committee, as the case may be, determines that a registration statement under the Securities Act with respect to the Common Shares issuable upon exercise of any Options is not in effect at the time of exercise, as a condition of the issuance of such Common Shares, the person exercising such Options shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the Common Shares for his or her own account for investment purposes, and not with a view toward disposition. The Company may place upon any stock certificate for Common Shares issuable upon exercise of Options a legend to prevent disposition of such Common Shares in violation of the Securities Act or other applicable law.

Determination of Fair Market Value

          For purposes of the Plan, Fair Market Value shall be the mean between the high and low prices for one Common Share, as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of grant; and if there is only one price quoted for the date of grant, then the fair market value shall be such price. If no such price is quoted for the date of grant, the fair market value shall be the previous closing
price.   In the event that no previous closing price is available,
then the fair market value of one Common Share on the date the Option is granted shall be determined by the Committee or by the Board of Directors.

          The Option price shall be 100% of the Fair Market Value of each Common Share on the date the Option is granted. If an Incentive Stock Option is granted to an individual owning (directly or indirectly) more than 10% of the total combined voting power of outstanding Common Shares and common stock of any Subsidiary, the purchase price per share shall be 110% of the Fair Market Value, and the Option, by its terms, shall not be exercisable more than 5 years from the date of grant.

Resale Restrictions

          No Option is assignable or transferable, other than by will or the laws of descent and distribution; and during the lifetime of the Option holder, the Option shall be exercisable only by the Option holder.

          Common Shares purchased upon the exercise of Options will be freely transferable under the Securities Act, except for Common Shares issued to any person who may be deemed to be an "affiliate" of the Company, as defined in Rule 144 of the Commission under the Securities Act, on the date of transfer by such person. Persons who may be affiliates of the Company generally include individuals and entities that control, are controlled by, or are under common control with, the Company, and may include principal shareholders, members of the Board of Directors, and executive officers of the Company, of Tayco Developments, Inc. and of Tayco Realty Corporation. Affiliates may not sell Common Shares, except pursuant to an effective registration statement under the Securities Act which covers such sale, or in compliance with Rule 144, or another applicable exemption from the registration requirements of the Securities Act.

          Common Shares acquired by persons subject to
Section 16(b) of the Exchange Act ("Reporting Persons") upon the exercise of an Option shall not be sold or transferred until at least 6 months after the date that the Option was granted.

Tax Effects of Plan Participation

          The Company is advised by counsel that, under the present provisions of the Code and the regulations thereunder, the federal income tax treatment of Options under the Plan will depend upon whether the Option is (1) an Incentive Stock Option intended to qualify under Section 422 of the Code or (2) a Non-Qualified Stock Option (all other options).

          The federal income tax consequences described in this section are based on laws and regulations in effect on August 3, 1998, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. Option holders also may be subject to additional taxes under state tax laws which may differ from the applicable federal income tax laws described in this section.

Incentive Stock Options. Incentive Stock Options granted under the Plan have certain advantageous tax consequences under federal income tax laws. Generally, no taxable ordinary income is recognized by the Option holder at the time of the grant or exercise of an Incentive Stock Option, and no federal income tax deduction is available to the Company as a result of a grant or exercise.

          If Common Shares acquired pursuant to the exercise of an Incentive Stock Option is held by the employee for at least 2 years from the date of grant and at least 1 year from the date the Common Shares are transferred to that employee, and if that employee remains employed by the Company at all times (except in the case of death) from the date of grant of the option until 3 months before the date of exercise (or 1 year before the date of exercise in the case of a disabled employee) the employee will recognize no ordinary taxable income upon the exercise of the Option. Exercise may result in recognition of income for alternative minimum tax purposes. Upon the later sale of the Common Shares, the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the purchase price. Under these circumstances, the Company would not receive a tax deduction at the time of either exercise or sale. If the Common Shares acquired pursuant to the exercise of an Incentive Stock Option are not held by the employee for the time periods indicated above or otherwise fails to qualify, exercise will be treated as the exercise of a Non-Qualified Stock Option and will be subject to the federal income tax treatment described below under "Non-Qualified Stock Options".

          Under the terms of the Plan, a person whose employment terminates due to permanent disability has the right to exercise an Incentive Stock Option for 1 year after the date of termination.
If the Option is exercised later than 1 year after termination of employment due to disability, the exercise will be treated for income tax purposes as the exercise of a Non-Qualified Stock Option.

          The Committee may, in its discretion, grant Options that expire later than three months after termination of employment. Options exercised later than 3 months after termination of employment (except in the case of disability of the employee in which case the applicable period is one year) will be treated for income tax purposes as Non-Qualified Stock Options.

          The amount by which the fair market value of the Common Shares on the exercise date of an Incentive Stock Option exceeds the purchase price will be an item of "tax preference" for purposes of the alternative minimum tax provisions of the Internal Revenue Code.

          Non-Qualified Stock Options. Unlike an Incentive Stock Option, the exercise of a Non-Qualified Stock Option results in the recognition of income for tax purposes which is subject to income tax withholding and may be subject to FICA tax withholding. However, the exercise of a Non-Qualified Stock Option does not result in an item of "tax preference" for purposes of the federal alternative minimum income tax.

          Upon exercise of a Non-Qualified Stock Option, an Option holder, other than a Reporting Person, will recognize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock over the purchase price on the date of exercise.

          If, during the six months preceding the exercise of a Non-Qualified Stock Option, a Reporting Person has had a transaction in common stock which is treated as a purchase under
Section 16(b) of the Securities Exchange Act of 1934, then the Reporting Person will not recognize compensation from the exercise of such option until the expiration of six months following the date of the purchase transaction. At the expiration of that six month period, the Reporting Person will recognize compensation equal to the excess of the then fair market value of the common stock over any purchase price paid. However, a Reporting Person may make an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of exercise, to be taxed at the time of exercise upon the excess, if any, of the fair market value of the Common Shares on the date of exercise over the purchase price paid.

          An Option holder's tax basis in common stock received upon exercise of Options will generally be any purchase price paid plus the amount of taxable compensation recognized.

          To the Company. In general, the Company will be entitled to a deduction (subject to any general limitations) in connection with awards under the Plan only at such time, and in such amount, as Option holders recognize ordinary income in connection with the awards. Thus, in the case of an Incentive Stock Option, assuming there is no disqualifying disposition, the Company will not be entitled to a deduction because the Option holders will not recognize ordinary income. When exercise of a Non-Qualified Stock Option results in ordinary income to the Option holder, the Company will be entitled to claim the available deduction. The Code requires satisfaction of the applicable reporting requirements as a condition to the Company's claiming its deduction.

          Gain and Loss.   If Common Shares acquired through the
exercise of a Non-Qualified Stock Option is sold, the Option holder will generally recognize capital gain (or loss) equal to the amount by which the proceeds of sale exceed (or are less than) the Option holder's basis in that common stock. The gain (or loss) will be long term if the common stock acquired under the 1998 Plan has been held for more than 18 months. If an Option holder pays part or all of the exercise price of a Non-Qualified Stock Option by surrendering previously acquired Company common stock, then such Option holder's tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased by exercise of the Option. If the Option holder uses stock previously acquired as Incentive Stock Option stock for purposes of paying for stock in a later exercise but prior to the expiration of the required holding period for the Incentive Stock Option stock, this will be treated as a disqualifying disposition for such stock.

          General. The Common Shares to be issued or transferred pursuant to the Plan will be stock which will be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued shares, or from shares reacquired by the Company, including shares purchased on the open market. Shares acquired pursuant to the exercise of options under the Plan by a Reporting Person shall not be sold or transferred for at least 6 months after the date of grant.

Accounting Treatment

          Under the Plan, neither the grant nor exercise of an Option results in a charge against earnings.

Investment of Funds

          The cash proceeds to be received by the Company upon exercise of the Options will be used for general corporate purposes.

Withdrawal from the Plan

          Withdrawal from the Plan occurs only upon termination of employment. However, the Committee is under no obligation to continue awarding Options to employees to whom Options were previously awarded.

Termination, Forfeitures and Penalties

          No Options may be granted under the Plan after November 6, 2003. Each Option shall terminate on the date determined by the Committee, and specified in the applicable Option Agreement but, in any event, not later than 10 years after the date of grant (5 years in the case of any Incentive Stock Option granted to a person who owns more than 10% of the Common Stock outstanding). An Option held by an individual whose employment is terminated shall terminate (1) if the Option holder is permanently and totally disabled, one year after the date of termination of employment (in the case of Incentive Stock Options) and upon the expiration date (in the case of Non-Qualified Stock Options); (2) in the case of a Non-Qualified Option held by an individual who dies, 1 year from the date of death of such individual; (3) immediately, if employment is terminated for cause, unless some other expiration date is fixed by the Committee; or (4) 3 months after the date employment terminates for any other reason (in the case of Incentive Stock Options), or (in the case of Non-Qualified Stock Options) 18 months after employment terminates, or such other date as the Committee may fix. Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee. In no event, however, shall any Option be exercisable after its expiration date. Options not exercised by the applicable termination dates are forfeited.

          From time to time, the Committee may place additional limitations on the exercisability of Options.

Amendment of Plan

          Under the Plan, the Board of Directors may at any time terminate, modify, or suspend the Plan, or modify, extend, or renew outstanding Options, but no such termination, modification, extension, or renewal shall alter or impair any rights of an Option holder under an Option already granted, unless the option holder
consents to such action.   Except with the approval of the
shareholders, no amendment or modification shall be made by the Board which (i) increases the maximum number of shares for which Options may be granted, (ii) alters the method by which the Option price is determined, (iii) extends any Option for a period longer than 10 years after the date of the grant, (iv) materially modifies the eligibility requirements for participation in the Plan, or
(v) alters the amendment provisions of the Plan to defeat their purpose.

                             PART II


          INFORMATION REQUIRED IN REGISTRATION STATEMENT
           (INFORMATION NOT REQUIRED IN THE PROSPECTUS)


Incorporation of certain documents by reference

          The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents.


Description of securities

          Pursuant to the terms of the Plan, the Committee is authorized to issue, upon exercise of the Options granted, Common Shares either from authorized but unissued Common Shares, or from Common Shares reacquired by the Company. The aggregate number of Common Shares which may be distributed under the Plan shall not exceed 125,000, subject to proportional adjustment in the event of changes of capitalization of the Company.

          The Certificate of Incorporation authorizes the Company to issue up to 8,000,000 Common Shares, of which, on the date of this Prospectus, 2,757,543 Common Shares are issued and outstanding; 28,432 Common Shares are held in the Company's Treasury; 119,000 Common Shares are reserved for issuance of unexercised options under the 1994 Taylor Devices, Inc. Stock Option Plan (which plan expired on November 14, 1998); 41,739 Common Shares are reserved for issuance under the Taylor Devices, Inc. Employees Stock Purchase Plan; and 125,000 Common Shares are reserved for issuance under the Plan. Common Shares are entitled
(a) to dividends when and as declared by the Board of Directors, subject to any rights of preferred stock of the Company that may be hereafter issued; (b) to one vote per share on each matter properly submitted to shareholders for their vote; and (c) to participate ratably in the net assets of the Company in the event of liquidation, subject to any prior rights of preferred stock of the Company that may hereafter be issued. The Company is currently restricted from issuing dividends under credit arrangements with its lender. Outstanding Common Shares are fully paid and are not subject to further calls or assessments. Holders of Common Shares do not have preemptive rights.

          The Certificate of Incorporation of the Company authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, $.05 par value, with such rights and privileges, including voting rights, as it may deem appropriate. As of the date of this Prospectus, 5,000 preferred shares have been designated by the Board of Directors as "Series A Junior Participating Preferred Stock" ("Series A Stock") in connection with the issuance by the Company of certain shareholder rights ("Rights"), as more particularly described in the Rights Agreement between the Company and Regan & Associates, Inc., as Rights Agent, dated October 5, 1998 and attached as Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on or about October 6, 1998 ("Rights Agreement"). The Certificate of Amendment to the Company's Certificate of Incorporation designating the Series A Stock was filed by the New York Secretary of State on October 9, 1998 (the "Amendment").

          In accordance with the Amendment and the Rights Agreement, the Company declared a dividend of one Right for each outstanding share of the Company's Common Stock, to shareholders of record at the close of business on October 19, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000th)of a share of Series A Stock, at a purchase price of $5.00 per unit of 1/2000th of a share, subject to adjustment.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A distribution date will occur and the Rights will separate from the Common Stock upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the shares of Common Stock then outstanding, (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 24% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) and (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the shares of Common Stock outstanding, and upon a determination by at least a majority of the continuing Directors who are not officers of the Company, after reasonable inquiry and investigation, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or
(b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

          The power of the Board of Directors to issue preferred shares, such as Series A Stock, may enable the Board of Directors to prevent a change in control despite a shift in ownership of the Common Shares. In addition, the Board of Directors' power to issue additional Common Shares may delay or deter a change in control by increasing the number of Common Shares needed to gain control.

          In addition, under New York law, the Company cannot enter into certain business combinations involving persons beneficially owing 20% or more of the Common Shares unless the Board of Directors has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition. This restriction applies for 5 years after the date of the Stock Acquisition, and thereafter, the Company may enter into a business combination with the interested person (1) if the combination is approved by vote of the holders of a majority of the Common Shares beneficially owned by disinterested shareholders or (2) as part of the business combination if the disinterested shareholders receive a price for their Common Shares equal to or greater than the price determined in accordance with a statutory formula intended to assure that the shareholder will receive an equitable price in the business combination. New York law also prevents the Company from purchasing more than 10% of the Common Shares for more than their market value unless the purchase is approved by the Board of Directors and by a majority vote of all outstanding Common Shares, unless the offer to purchase is extended to all shareholders, or unless the offer is for Common Shares the holder has held for more than 2 years.

          The Common Shares are listed on the NASDAQ SmallCap
Issues Market.


Indemnification of Directors and Officers

          The Certificate of Incorporation of the Company limits the personal liability of the members of the Company's Board of Directors to the fullest extent permitted under the New York Business Corporation Law (the "BCL"), providing that Directors will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Director, except to the extent required by law. The BCL requires that a Director be liable if a judgment or other final disposition adverse to the Director establishes that (1) such Director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such Director personally gained in fact a financial profit or other advantage to which the Director was not legally entitled; or (3) the acts of such Director violated Section 719 of the BCL. Section 719 provides that, unless a Director performs the duties of a Director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the Director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; (b) a corporation's repurchase of its own shares when the repurchase is not authorized by New York law;
(c) the distribution of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any Director unless the loan is authorized by a vote of shareholders.

          The Company's By-Laws require the Company to indemnify any person (including any director, officer or employee) to the full extent permitted by law, who is made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person is or was a director or officer of the Company or serves or serves any other corporation in any capacity at the request of the Company.

          In 1996, the Company also entered into Indemnity Agreements with certain of its executive officers and directors (the "Indemnitees") by which the Company formally agreed to indemnify them in the event that they, or any of them, is made a party to or is threatened to be made a party to, or is otherwise involved in a proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

          Under the Indemnity Agreement, no indemnification can be made for (i) judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee; or (ii) other expenses with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such proceeding was brought determines upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, or expenses as such court shall deem proper. The Indemnity Agreement also excludes, among others, any right to payments made under any insurance policy, or payments paid to an Indemnitee, otherwise than pursuant to the Indemnity Agreement.


Exemption from Registration Claimed

          Not Applicable.


Exhibits

     Exhibit Number                Description


          4.1 1998 Taylor Devices, Inc. Stock Option Plan (incorporated by reference to Exhibit "A" to Taylor Devices, Inc. Proxy Statement dated September 28, 1998, Commission File No. 0-3498).



          4.2                 Form of Stock Option Agreement.


          5                   Opinion of Hiscock & Barclay, LLP
                              regarding legality of common stock
                              being registered.

          23.1                Consent of Lumsden & McCormick, LLP


          23.2                Consent of Hiscock & Barclay, LLP
                              (included in their Opinion filed as
                              Exhibit 5).
Undertakings

          1.        The undersigned Company hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement.

                    (b) That, for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

                    (c)  To file a post-effective amendment to
remove from registration any of the securities which remain unsold at the end of the offering.


          2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                            SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Tonawanda, State of New York, on the 24th day of December, 1998.

                                   TAYLOR DEVICES, INC.


                              By:  /s/ Douglas P. Taylor
                                   President and Director
                                   (Principal Executive Officer)

                                             and



                              By:  /s/ Kenneth G. Bernstein
                                   Treasurer
                                   (Principal Financial and
                                   Accounting Officer)


                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Douglas P. Taylor his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 24th day of December, 1998.

     Signature                                Title

/s/ Richard G. Hill                          Director

/s/ Joseph P. Gastel                         Director

/s/ Donald B. Hofmar                         Director

/s/Randall L. Clark                          Director


S-8 Exhibit No. 4.2
                     SUMMARY OF OPTION GRANT

           1998  TAYLOR DEVICES, INC. STOCK OPTION PLAN


Name of Optionee:                   ____________________________


Address of Optionee:                ____________________________

                                    ____________________________

Taxpayer identification Number:     ____________________________

Number of Options:                  _________

Exercise Price per Share:           _________

_________ Incentive Stock Options
     OR
_________ Non-Qualified Stock Options

Date of Grant: _________                Expiration Date:__________



                      STOCK OPTION AGREEMENT

          The undersigned TAYLOR DEVICES, INC., a New York corporation with offices at 90 Taylor Drive, North Tonawanda, New York 14120 (the "Company") and the above named Optionee, an individual residing at the address shown in the above, hereby enter into this STOCK OPTION AGREEMENT effective as of the Date of Grant as stated above the ("Agreement"), upon the terms and conditions hereinafter set forth:
                              TAYLOR DEVICES, INC.

                              By:
                                   Douglas P. Taylor, President

                              The Optionee agrees to the terms and
                              conditions hereinafter set forth and
                             acknowledges receipt from the
                             Company of a copy of the 1998 Plan
                             and a Plan Prospectus dated
                             December 24, 1998:

                              OPTIONEE:

                              [NAME]
                       TERMS AND CONDITIONS

          The Optionee is an [employee/ director] of the Company. The Compensation Committee of the Company (the "Committee") has determined that the Optionee is a key employee of the Company, or has otherwise met the criteria necessary for the grant of options under the 1998 Taylor Devices, Inc. Stock Option Plan (the "1998 Plan"). The 1998 Plan was adopted by the Board of Directors of the Company and approved by shareholders on November 6, 1998. The Committee has elected to grant options to the Optionee, which options shall be exercised in accordance with this Agreement and the 1998 Plan.

The Optionee wishes to accept this grant.

     NOW, THEREFORE, the Company and the Optionee agree as follows:

     1. Grant of Options. By this Agreement, the Company grants to the Optionee, and the Optionee accepts from the Company as of the date of this Agreement, on the terms and conditions set forth herein, options (individually or collectively referred to as the "Options") to purchase the number of shares of its common stock, $0.025 par value (the "Common Stock"), at the purchase price per share, set forth above in the Summary of Option Grant. As specified in such Summary of Option Grant, the Options are either Incentive Stock Options, or Non-Qualified Stock Options which will not be treated as "Incentive Stock Options" under the Internal Revenue Code of 1986, as amended (the "Code").

     The Options are issued under and subject to all of the terms and conditions of the 1998 Plan. The 1998 Plan, except as expressly modified by the provisions set forth in this Agreement, is hereby incorporated by reference into this Agreement. Terms defined in the 1998 Plan and not otherwise defined in this Agreement shall have the meanings set forth in the 1998 Plan.

     2. Term of Option. The Options shall terminate on and shall not be exercisable after the Expiration Date set forth above in the Summary of Option Grant. In the event that the Options shall be designated as Incentive Stock Options and granted to a more than 10% shareholder of the Company, the Options shall terminate not later than 5 years after the date of the grant, as set forth in this Agreement. Except as provided herein, the Options may be exercised only during the continuance of the Optionee's employment with the Company.

          a. Options held by an Optionee who is Permanently and Totally Disabled shall terminate (i) in the case of Incentive Stock Options, 1 year after the date of termination of employment, and
(ii) in the case of Non-Qualified Stock Options, upon their Expiration Date.

          b. Non-Qualified Stock Options held by an Optionee shall be exercisable within a period of 1 year from the date of the Optionee's death by the executor or administrator of the Optionee's estate, or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution.

          c. Options held by an Optionee who is terminated for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee.

          d. Options held by an Optionee whose employment with the Company terminates for any reason other than those specified in subsections (a), (b) or (c) above shall expire (i) in the case of Incentive Stock Options, 3 months after the date of termination; and (ii) in the case of Non-Qualified Stock Options, 18 months after the date of termination.

          e. Notwithstanding the foregoing, no Option shall be exercisable after the Expiration Date.

     The Committee shall determine in its discretion whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the 1998 Plan. Any determination by the Committee shall be final, conclusive and binding upon the affected Optionee and any person claiming under or through such Optionee.
Termination of employment with any Subsidiary in order to accept employment with another Subsidiary or while remaining an employee of the Company or of any Subsidiary shall not be termination of employment for the purposes of this Agreement.

     3. Exercise of Options. The Optionee shall exercise all or any part of the vested Options by giving written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase. The purchase price per share of the Options shall be the price set forth in the Summary above. The full purchase price of the shares as to which the Options are being exercised shall be paid in cash; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his or her Options by tendering to the Company shares of Common Stock owned by him or her pursuant to
Section 9(b) of the 1998 Plan.

     4. Shareholder Rights. Neither the Optionee nor any transferee under this Agreement shall have any rights as a shareholder with respect to any shares subject to Options until the date a stock certificate is issued evidencing ownership of such shares. The Company shall deliver to the Optionee a certificate representing the shares as to which options have been exercised as soon as administratively feasible following such exercise.

     5. Non-Transferability. Options shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Options shall be exercisable only by such Optionee. Any transfer of Options attempted in violation of this Agreement shall be void.

     6. Compliance with Securities Laws. No Options shall be exercisable in whole or in part if at any time the Committee or the Board of Directors, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such Options on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Options or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Options is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution, and the Company may place upon any stock certificate for shares issuable upon exercise of such Options such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 and any other applicable law.

     7. Reporting. In the event the Optionee disposes of the shares acquired from the Options and, as a result of the disposition, recognizes ordinary income, the Optionee shall give written notice to the Company, as soon as reasonably practicable, of such disposition and the amount taxable as ordinary income to the Optionee as a result of the disposition.

     8. Notices. All notices provided for under this Agreement shall be in writing and shall be delivered by hand or sent by certified mail to the addresses specified in the Summary of Option Grant above or to such other addresses that the respective parties may designate in writing.

     9. No Right to Employment. Nothing contained in this Agreement, nor the granting of any Options to the Optionee hereunder, shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or continue employment of Optionee for any specific period.

     10. Interpretation. This Agreement shall be governed by and construed under the laws of the State of New York, without reference to conflict-of-laws principles. All decisions and interpretations made by the Committee or the Board of Directors with respect to any question arising under this Agreement or the 1998 Plan shall be conclusive and binding upon the Optionee.

     11. Amendment. No term, condition, understanding or agreement purporting to modify the terms of this Agreement shall be binding unless made in writing and signed by both parties hereto.

     12. Waiver. No failure of a party to exercise any power given to it under this Agreement or to insist upon strict compliance with any obligation or condition thereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its rights to demand exact compliance with the terms of this Agreement.

     13. Binding on Heirs, etc. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and the Optionee and his or her heirs, executors and administrators.



S-8 Exhibit No. 5


                              December 11, 1998


Taylor Devices, Inc.
90 Taylor Drive
PO Box 748
North Tonawanda, New York  14120-0748

Attention:  Douglas P. Taylor, President and CEO

          Re:  1998 Taylor Devices, Inc. Stock Option Plan

Ladies and Gentlemen:

          We have represented Taylor Devices, Inc. (the "Company") in connection with the issuance by the Company of up to 125,000 shares of its common stock, par value $.025 per share ("Shares"), subject to options to be granted ("Stock Options") pursuant to the 1998 Taylor Devices, Inc. Stock Option Plan ("Plan"). This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-8 in accordance with the Securities Act of 1933 ("Act"), which Registration Statement is to be filed with the Securities and Exchange Commission ("SEC") on or about December 11, 1998 ("Registration Statement").

          Further to preparing this opinion, we examined (1) the Plan; (2) the Company's Certificate of Incorporation and By-laws, each as amended; (3) the Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998; (4) the Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 1998; (5) the Proxy Statement, dated September 28, 1998, mailed to shareholders in connection with the Annual Meeting of Shareholders held on November 6, 1998; (6) the Resolutions of the Board of Directors approving the Plan, dated May 26, 1998; and (7) the Issuer Statement on Form M-11 filed with the New York Department of Law on or about December 10, 1998 (collectively, the "Reviewed Documents"). We have also reviewed such questions of law as we have deemed necessary or appropriate. Other than our review of the Reviewed Documents, in rendering this opinion we have made no inquiry as to any factual matter.

          For purposes of this opinion, we have assumed that: (a) the Plan was duly adopted; (b) on the dates of exercise, the Stock Options (i) will have been duly granted in accordance with the Plan; (ii) will constitute the legal, valid, and binding obligations of the Company; and, (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, will be enforceable as to the Company in accordance with the terms of the Plan; (c) the securities laws of the State of New York and any other applicable jurisdiction have been complied with; and (d) no change occurs in the applicable law or the pertinent facts.

          Based on the preceding, and subject to the qualifications herein set forth, it is our opinion that the Shares are duly authorized and, when the Stock Options are exercised in accordance with their terms and the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

          We consent to the use of this opinion as an Exhibit to
the Registration Statement.   In giving our consent, we do not
thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or of the Rules and Regulations promulgated thereunder by the SEC.


                              Very truly yours,

                              /s/Hiscock & Barclay, LLP

S-8 Exhibit No. 23.1


                 CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Taylor Devices, Inc.


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31,
1998, which appears on page 25 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. On Form 10-KSB for the fiscal year ended May 31, 1998.


                               /s/ LUMSDEN & MC CORMICK, LLP
                                   Buffalo, New York
                                   December 11, 1998